Exhibit 10.1

EXECUTION COPY

INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT

THIS INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT, dated as of August 1, 2006 (this “Agreement”), by and among the lenders party hereto (each a “Incremental Term Lender” and collectively the “Incremental Term Lenders”), KNOLL, INC., a Delaware corporation (the “Borrower”), and BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of October 3, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) (capitalized terms used but not defined herein have the meaning assigned to such terms in the Credit Agreement), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, UBS SECURITIES LLC, as syndication agent, the Administrative Agent, UBS SECURITIES LLC and BANC OF AMERICA SECURITIES LLC, as joint lead arrangers and joint bookrunners, and CITIBANK, F.S.B., MANUFACTURERS AND TRADERS TRUST COMPANY and HARRIS N.A., as co-documentation agents; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may obtain Incremental Term Loans by entering into one or more Incremental Term Loan Assumption Agreements with the Incremental Term Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Incremental Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent or Arranger and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

Each Incremental Term Lender hereby agrees to make its Incremental Term Loan Commitment and the related Incremental Term Loan on the following terms and conditions:

1.	Effective Date. The Effective Date of this Agreement shall be August 1, 2006 (the “Effective Date”). The Incremental Term Loans will be drawn on the Effective Date and any undrawn Incremental Term Loan Commitments will expire immediately after the Effective Date.

2.	Interest. The Incremental Term Loans shall bear interest in accordance with Section 2.6 of the Credit Agreement.

3.	Principal Payments. The Borrower shall make principal payments on the Incremental Term Loans in installments in accordance with Section 2.11 of the Credit Agreement, with any remainder (including any accrued and unpaid interest) payable on the Term Loan Maturity Date.

4.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Incremental Term Loans shall be reduced pro rata in connection with any voluntary or mandatory prepayments of the Incremental Term Loans in accordance with Sections 2.12 and 2.13 of the Credit Agreement, respectively.

5.	New Lenders. Each Incremental Term Lender that is not an existing Lender under the Credit Agreement acknowledges and agrees that upon its execution of this Agreement and the making of Incremental Term Loans, such Incremental Term Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

6.	Credit Agreement Governs. The Incremental Term Loans shall be “Term Loans” as defined in the Credit Agreement and, except as expressly set forth elsewhere in this Agreement, shall be subject to all of the provisions of the Credit Agreement and the other Loan Documents.

7.	Borrower Representations and Warranties. In order to induce the Incremental Term Lenders to enter into this Agreement, the Borrower hereby represents and warrants that the following statements are true and correct in all material respects as of the Effective Date:

a.	The Borrower has all requisite power and authority to enter into and deliver this Agreement and to perform its obligations under this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents.

b.	The execution and delivery of this Agreement and the performance of the Borrower’s obligations under this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents have been duly authorized by all necessary action on the part of the Borrower.

c.	This Agreement has been duly executed and delivered by the Borrower and this Agreement (and the Credit Agreement, as amended hereby) constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

d.	The Consent (as defined below) has been duly executed and delivered by each of the Guarantors and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

8.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

a.	The Borrower shall deliver a certificate, dated the Effective Date and executed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1 of the Credit Agreement as of the Effective Date.

b.	The Borrower shall deliver or cause to be delivered a favorable written opinion of Willkie Farr & Gallagher LLP, counsel for the Borrower, dated the Effective Date, together with board resolutions and other closing certificates and documentation reasonably requested by the Administrative Agent in connection with this Agreement and the Consent, all in form and substance reasonably acceptable to the Administrative Agent.

c.	The Borrower shall deliver a certificate, dated the Effective Date and executed by a Financial Officer of the Borrower, demonstrating compliance with the provisions set forth in Section 2.23(c)(iii) and (iv) of the Credit Agreement as of the Effective Date.

d.	The Borrower shall deliver to the Administrative Agent counterparts of the consent of the Guarantors attached hereto as Annex I (the “Consent”) executed by each of the Guarantors.

9.	Eligible Assignee. By its execution of this Agreement, each Incremental Term Lender represents and warrants that it is eligible to hold Commitments and Loans pursuant to Section 9.4(b) of the Credit Agreement.

10.	Notice. For purposes of the Credit Agreement, the initial notice address of each Incremental Term Lender shall be as set forth below its signature below.

11.	Non-US Lenders. To the extent applicable, each Incremental Term Lender that is a Non-US Lender, shall promptly deliver to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Term Lender may be required to deliver to the Administrative Agent pursuant to Section 2.19(e) of the Credit Agreement.

12.	Recordation of the Loans. Upon execution and delivery hereof, the Administrative Agent will record the Incremental Term Loans made by the Incremental Term Lenders in the Register.

13.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

14.	Entire Agreement. This Agreement, the Consent, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. This Agreement is a Loan Document.

15.	GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

16.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

17.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the day and year first above written.

KNOLL, INC.

By:	/s/ Barry L. McCabe
Name:	Barry L. McCabe
Title:	Senior Vice President and CFO

BANK OF AMERICA, N.A., as Lender

By:	/s/ Charles R. Dickerson
Name:	Charles R. Dickerson
Title:	Managing Director

Notice Address: 100 N. Tryon Street
NC1-007-17-11
Charlotte, NC 28255

Attention: Charles R. Dickerson
Telephone: 704.386.5514
Facsimile: 704.386.3893

Consented to by:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Charles R. Dickerson
Name:	Charles R. Dickerson
Title:	Managing Director

SCHEDULE A

TO INCREMENTAL TERM LOAN

ASSUMPTION AGREEMENT

Incremental Term Loan Commitments

Name of Lender		Amount
Bank of America, N.A.		$ 38,000,000

	Total:	$ 38,000,000

Annex I

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and hereby (a) consents to the foregoing Agreement, (b) acknowledges that, notwithstanding the execution and delivery of the foregoing Agreement, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under each of the Loan Documents executed by it. Capitalized terms used herein without definition shall have the meanings given to such terms in the Agreement to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 1st day of August 2006.

(Signature pages follow)

[GUARANTORS]

By:
Name:
Title: